UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2008

PLAINS EXPLORATION & PRODUCTION COMPANY

(Exact name of registrant as specified in charter)

Delaware	33-0430755
(State of Incorporation)	(I.R.S. Employer Identification No.)

001-31470

(Commission File No.)

700 Milam, Suite 3100

Houston, Texas 77002

(Address of Principal Executive Offices)

(Zip Code)

Registrant’s telephone number, including area code: (713) 579-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets

On December 1, 2008, Plains Exploration & Production Company (“PXP”) sold for a total consideration of $1.25 billion

•	the remaining 50% of its working interests in oil and gas properties located in the Permian Basin (the “Permian Assets”) to a subsidiary of Occidental Petroleum Company (“Oxy”); and
•	the remaining 50% of its working interests in oil and gas properties located in the Piceance Basin in Colorado (the “Piceance Assets” and, together with the Permian Assets, the “Assets”) to Oxy.

After closing adjustments, PXP received approximately $1.24 billion in cash. The Assets were sold pursuant to a Purchase and Sale Agreement dated as of September 24, 2008, and effective as of December 1, 2008, between subsidiaries of PXP and Oxy (the “Purchase and Sale Agreement”). In addition, in conjunction with the sale of the Assets, OXY has terminated its right of first refusal to purchase oil and gas properties from PXP and its subsidiary, on a field wide basis, in the Packard, San Vicente, Inglewood, Las Cienegas and Montebello Fields within the Los Angeles Basin.

The pro forma financial information required to be filed pursuant to Items 2.01 and 9.01 is set forth below under Item 9.01.

Item 9.01	Financial Statements and Exhibits

(b)(1)    Pro forma financial information

On December 1, 2008, PXP sold the Assets to Oxy pursuant to the Purchase and Sale Agreement. The pro forma financial information required to be filed pursuant to Items 2.01 and 9.01 of Form 8-K is attached hereto as Exhibit 99.1 and is incorporated by reference in this Item 9.01.

(d)	Exhibits

Exhibit Number	Document

99.1	Pro forma financial information.

99.2	Press release dated December 1, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLAINS EXPLORATION & PRODUCTION COMPANY

Date: December 1, 2008	/s/ Cynthia A. Feeback
Cynthia A. Feeback
Vice President—Accounting, Controller and Chief Accounting Officer

EXHIBIT INDEX

99.1	Pro forma financial information.
99.2	Press release dated December 1, 2008.